Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO MULTICURRENCY REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “First Amendment”) is made and entered into as of the 30th day of June, 2010, by and among LOJACK CORPORATION (“LoJack”), the Subsidiaries listed on Schedule 1 to the Credit Agreement referred to below (collectively with LoJack, and together with the other Persons that from time to time become Borrowers pursuant to the provisions of the Credit Agreement, the “Borrowers”), the Guarantors listed on Schedule 1 (collectively with the other Persons that from time to time become Guarantors pursuant to the provisions of the Credit Agreement, the “Guarantors”), the Lenders listed on Schedule 2 to such Credit Agreement (collectively, the “Lenders”), RBS CITIZENS, N.A., as Administrative Agent for itself and each of the other Lenders from time to time party to the Credit Agreement (the “Agent”) and Lead Arranger, and TD BANK, N.A., as Issuing Bank. Capitalized terms used herein without definition shall have the respective meaning assigned to such terms in the Credit Agreement.

WHEREAS, the Borrowers, Guarantor, Lenders and Agent are party to that certain Multicurrency Revolving Credit Agreement, dated as of December 29, 2009 (as the same may be amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to Borrowers on the terms set forth therein;

WHEREAS, the Borrowers and Guarantor have requested that the Credit Agreement be amended to allow the Borrower to add back certain one-time severance costs otherwise deducted in calculating the Consolidated Net Income for the purposes of determining Consolidated EBITDA, on the condition that such addition will only be effective for the for the purposes of determining the Debt Service Coverage Ratio covenant for the quarters ending June 30, 2010 and September 30, 2010; and

WHEREAS, the Agent and the Required Lenders are willing to make such amendments to the Credit Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I. AMENDMENTS TO CREDIT AGREEMENT:

Effective as of the First Amendment Date (as defined below), the Credit Agreement is hereby amended as follows:

Amended Definition.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) The definition of “Consolidated EBITDA” is hereby deleted, and the following is inserted in lieu thereof:

“Consolidated EBITDA.  Means, for any period, for the Borrowers and their Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus:  (a) the following to the extent deducted in calculating such Consolidated Net Income:

(i) consolidated interest charges for such period,

(ii) the provision for federal, state, provincial, local and foreign income taxes payable by the Borrowers and their Subsidiaries for such period,

(iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income,

(iv) non-cash charges for stock based compensation,

(v) non-cash extraordinary and unusual or non-recurring writedowns or writeoffs, which shall include any non-cash writedowns of goodwill and intangible assets,

minus (b) any extraordinary, unusual, non-recurring or non-operating gains;

all calculated for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis.

For the purposes of determining Consolidated EBITDA for the relevant period, the following one-time legal expenses and/or severance costs may be added to the Consolidated Net Income for such period to the extent otherwise deducted in calculating Consolidated Net Income: (i) $22,026,000 of legal expenses and severance costs for the quarter ending September 30, 2009; and (ii) in connection with calculating the Debt Service Coverage Ratio on June 30, 2010 and September 30, 2010, an amount not to exceed $1,944,000 of severance costs for the quarter ending June 30, 2010.”

II. CONDITIONS TO EFFECTIVENESS:

This First Amendment shall become effective when each of the following conditions is met thereto (the “First Amendment Date”):

(1) Receipt by the Administrative Agent of this First Amendment, duly and properly authorized, executed and delivered by each of the respective parties; and

(2) Borrowers will have paid an administrative fee equal to $15,000 to the Administrative Agent for the account of the Lenders, which fee shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Credit Agreement in connection with this First Amendment.

III. REPRESENTATIONS AND WARRANTIES:

Each of the Borrowers and the Guarantor represent and warrant to the Administrative Agent and the Lenders as follows:

(1) The execution, delivery and performance of this First Amendment and the transactions contemplated hereby (i) are within the corporate authority of each Borrower and the Guarantor, (ii) have been duly authorized by all necessary corporate proceedings of each Borrower and the Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Borrower or the Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to any Borrower or the Guarantor, and (iv) do not conflict with any provision of the governing documents of any Borrower or the Guarantor.

(2) The execution, delivery and performance of this First Amendment, and the Credit Agreement as amended hereby, will result in valid and legally binding obligations of each Borrower and the Guarantor enforceable against each of them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

(3) The execution, delivery and performance by Borrowers and the Guarantor of this First Amendment does not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained, if any.

(4) The representations and warranties contained in Section 7 of the Credit Agreement are true and correct in all material respects (if not qualified as to materiality or Material Adverse Effect) or in any respect (if so qualified) as of the First Amendment Date as though made on and as of the First Amendment Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(5) After giving effect to this First Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

IV. MISCELLANEOUS:

(1) Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This First Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this First Amendment.

(2) Guarantor Consent.  The undersigned Guarantor has guaranteed all of the Obligations under (and as defined in) the Credit Agreement. By executing this First Amendment, the Guarantor hereby absolutely and unconditionally reaffirms to the Lenders that the Guarantor’s Guaranty remains in full force and effect and covers all Obligations under the Credit Agreement. In addition, the Guarantor hereby acknowledges and agrees to the terms and conditions of this First Amendment (including, without limitation, the making of the representations and warranties and the performance of the covenants applicable herein).

(3) Governing Law.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

(4) Counterparts.  This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Credit Agreement as of the date first set forth above.

BORROWERS: LOJACK CORPORATION By: /s/ Timothy P. O’Connor Name: Timothy P. O’Connor Title: EVP & CFO

LOJACK GLOBAL LLC By: /s/ Timothy P. O’Connor Name: Timothy P. O’Connor Title: Vice President

LOJACK OPERATING COMPANY, L.P. By: LoJack Corporation, Its General Partner By: /s/ Timothy P. O’Connor Name: Timothy P. O’Connor Title: EVP & CFO

LOJACK SAFETYNET, INC. By: /s/ Timothy P. O’Connor Name: Timothy P. O’Connor Title: Treasurer

BOOMERANG TRACKING, INC. By: /s/ Timothy P. O’Connor Name: Timothy P. O’Connor Title: Vice President & Treasurer

GUARANTOR: LSC LOCATOR SYSTEMS INTERNATIONAL CORP. By: /s/ Timothy P. O’Connor Name: Timothy P. O’Connor Title: Treasurer

LENDERS RBS CITIZENS, N.A. as Lender and Administrative Agent By: /s/ David J. Bugbee Name: David J. Bugbee Title: Senior Vice President

TD BANK, N.A. as Lender and Issuing Bank By: /s/ Amy LeBlanc Hackett Name: Amy LeBlanc Hackett Title: Senior Vice President